                                                                Exhibit 3.1


Secretary of State
State of Wyoming
The Capital
Cheyenne, Wyoming  82002-0020


                                  RESTATED ARTICLES
                                   OF INCORPORATION


       ARTICLE ONE:    The name of the corporation is Interactive Technologies
Corporation Inc.

       ARTICLE TWO:    The purpose for which the corporation is organized is:
Business Acquisition and Investments.

       ARTICLE THREE:  The period of the corporation's duration is perpetual.

       ARTICLE FOUR:   The authorized shares shall be:


       Number of
       Shares               Class         Series        Par Value Per Share
      ------------         -------       --------      ----------------------
       12,500,000                                              $0.01


       ARTICLE FIVE:   The registered agent and street address of its
registered office are: C T CORPORATION SYSTEM, c/o CT CORPORATION SYSTEM, 1720 Carey Avenue, Cheyenne, Wyoming 82001


                            Signed:/s/ Milton Klyman
                                   --------------------------------------------
                                   Milton Klyman, President and sole director

                            Dated: December 24, 1991